Exhibit 14.1

NEIGHPART INTERNATIONAL, Corp CODE OF ETHICS AND BUSINESS CONDUCT

TABLE OF CONTENTS 1. INTRODUCTION 2. APPROACH AND INTERPRETATION OF THIS CODE 3. COMPLIANCE WITH LAWS 2 3 3 4 (a) Insider Trading (b) Bribery and Corrupt Practices (c) Accounting and Disclosure Practices (d) Fraud (e) Competition (f) Use of Assets for Illegal or Unethical Purposes 4 4 4 5 5 5 4. CONFLICTS OF INTEREST 5 (a) Corporate Opportunities (b) Political Activity (c) Acceptance of Gifts 6 6 8 5. SAFE WORK ENVIRONMENT AND ETHICAL RELATIONSHIPS WITH OTHERS 8 (a) Equal Employment Opportunity (b) Health and Safety (c) Communications with the Media (d) Good Ambassadorship 8 8 10 10 6. SAFEGUARDING COMPANY INFORMATION AND ASSETS 10 (a) Confidential Information (b) Intellectual Property (c) Electronic Use and Access 10 10 10 7. COMMUNICATION OF THIS CODE AND THE NEED TO COMPLY 11 8. REPORTING SUSPECTED NON - COMPLIANCE 12 9. WAIVERS 13 10. REVIEW OF CODE 13 11. NO RIGHTS CREATED 13

1. INTRODUCTION Neighpart International, Corp (the " Company ") is committed to conducting its business and affairs with honesty, integrity, and in accordance with high ethical and legal standards . This Code of Ethics and Business Conduct (the " Code ") provides a set of ethical standards to guide each director, officer, employee, and representative of the Company and its subsidiaries worldwide (referred to for the purposes of this Code as " Employees ") in the conduct of their business and constitutes conditions of employment with the Company . It is also expected that suppliers, agents, representatives, consultants, and other business partners and associates of the Company will also abide by the high ethical standards reflected in this Code of Conduct . This Code is designed to promote integrity and to deter wrongdoing . It provides an overview of the Company’s expectations for its Employees and parties with whom it deals and is supplemented by other current policies adopted by the Company and those other policies that may be adopted by the Company from time to time . Contraventions of and deviations from those policies shall be considered to be contraventions of and deviations of this Code . 2. APPROACH AND INTERPRETATION OF THIS CODE The Code sets out expectations of behavior and guiding principles for all to act with fairness, honesty, integrity, and openness . We are committed to treating people with respect, equality, and dignity without regard to race, national or ethnic origin, color, religion, age, sex, sexual orientation, marital status, family status, disability, or a conviction for which a pardon has been granted or a record suspended . All Employees are expected to perform their work to the best of their abilities ; use Company assets as intended ; safeguard sensitive and confidential information ; perform duties in accordance with all applicable laws, and company policies, procedures, and rules ; and live and exemplify the safety and healthy culture . It is expected that all will support and reflect the values of the Company in all public interactions and demonstrate behaviors consistent with our values . This Code is not a complete guide to every legal or ethical issue that may be encountered in carrying out one’s duties, and all must also consider Company’s other policies and procedures which may apply to each particular situation . Questions about how this Code applies to certain situations, or about whether a particular action will be in compliance with this Code, are encouraged . Honesty and common sense are the best guidelines for assessing whether or not an action will be in compliance with this Code, and all are expected to use good judgment and maintain high ethical standards and have regard for the Company’s values when conducting business activities . If in doubt, Employees should speak to their manager, and should also ask themselves the following questions, which may help to guide their actions : ● Will the action being considered to reflect the intent and purpose of this Code and applicable laws, even with benefit of hindsight? ● Is the action considered appropriate, ethical, and honest? Does it "feel" right? ● Would most people see the action as being appropriate, ethical, and honest, and would someone be comfortable defending it in front of colleagues, superiors, friends, and family? If the answer to any of these questions is "No", then the contemplated action should not be taken without further guidance . If the question remains unanswered after having spoken to a senior member of the Company, the Company's human resources department should be contacted for advice . 3

3. COMPLIANCE WITH LAWS The Company expects its Employees to comply with all applicable laws, rules, and regulations, including (but by no means limited to) those regarding labor and employment practices, privacy, human rights, consumer protection, advertising, environment, health and safety, financial disclosure, tax, securities, insider trading, stock exchange rules, competition and trade, political contributions, government contracting, corruption of public officials, and intellectual property . The following describes certain specific examples, but, as stated above, this list is not exhaustive . (a) Insider Trading Employees and others who are in a "special relationship" with the Company from time to time, may become aware of corporate developments or plans which may affect the value of the Company’s shares (inside information) before these developments or plans are made public . In order to avoid civil and criminal insider trading violations, the Company has established a Disclosure and Insider Trading Policy to which all Employees are required to refer and comply . (b) Bribery and Corrupt Practices Employees cannot, directly or indirectly, engage in corrupt practices including making, accepting, offering, or promising to make (or conduct) a bribe, kickback, or other improper payments, benefits, or advantages to any person, individual, entity or organization, or otherwise facilitate any direct payment to themselves (or others) . (c) Accounting and Disclosure Practices The Company requires full, fair, accurate, timely, and understandable recording and reporting of financial information in accordance with applicable accounting requirements . No undisclosed or unrecorded amount or fund shall be established for any purpose . No false, misleading entries or improper accounting practices shall be made in the Company’s books or records for any reason . No disbursement of Company funds or property shall be made without adequate supporting documentation and approvals . No transaction or payment shall be made with the intention that the transaction or payment be other than as documented . The Company’s public disclosures of business information and periodic reports and filings with government regulators shall be full, fair, accurate, timely, and understandable, with no material omissions . As a public company, the Company is required to maintain effective "disclosure controls and procedures" so that financial and non - financial information is reported timely and accurately both to senior management and in the Company’s filings . Employees are expected, within the scope of their duties, to support the effectiveness of the Company’s disclosure controls and procedures . As a public company, the Company is also required to record and publicly report all internal and external financial records in compliance with International Financial Reporting Standards . Therefore, Employees are responsible for ensuring the accuracy of all books and records within their control and complying with all Company policies and internal controls . (d) Fraud The Company has zero tolerance for all forms of fraud including fraudulent financial reporting, misappropriation of assets, and corruption . Employees are required to report any suspected fraudulent activities in accordance with this Code . The Company protects all employees who report such activities . The appropriate management level of the Company independent from the party involved in the alleged fraudulent activity is required to conduct an extensive and objective investigation to resolve the reported issue . (e) Competition The Company seeks to outperform its competition fairly and honestly . The Company seeks competitive advantages through superior performance, not through unethical or illegal business practices . Information about other companies and organizations, including competitors, must be gathered using appropriate methods . The Company must guard 4 against price - fixing or arranged market segmentation and monopolistic behavior that aims to reduce competition . Illegal practices such as trespassing, burglary, misrepresentation, wiretapping, and stealing are prohibited . Each Employee should endeavor to respect the rights of and deal fairly with, the Company’s customers, suppliers, competitors, and other Employees . (f) Use of Assets for Illegal or Unethical Purposes The funds or assets of the Company shall never be used for any purpose that violates applicable law or regulation . It is the Company’s policy to protect its assets and promote their efficient use for legitimate business purposes . The Company’s assets should not be wasted through carelessness or neglect nor appropriated for improper use . Proper discretion and restraint should always govern the personal use of the Company’s assets . 4. CONFLICTS OF INTEREST The Company’s best interests must be paramount in all of its dealings with customers, suppliers, competitors, existing and potential business partners, and other stakeholders and representatives . Employees should not engage in any activity, practice, or act that conflicts, has the potential to conflict, or which could reasonably be perceived as conflicting with the interests of the Company . A conflict of interest occurs when an employee places or finds himself or herself in a position where his or her private interests conflict, have the potential to conflict, or could reasonably be perceived as conflicting with the interests of the Company or have an adverse effect on the Employee’s motivation or the proper performance of his or her job . Examples of such conflicts could include, but are not limited to : ● accepting outside employment with, or accepting personal payments from, any organization which does business with the Company or is a competitor of the Company ; ● accepting or giving gifts of more than modest value to or from vendors or clients of the Company; ● competing with the Company for the purchase or sale of property, services or other interests or taking personal advantage of an opportunity in which the Company has an interest ; ● personally having immediate family members who have a financial interest in a firm which does business with the Company ; and ● having an interest in a transaction involving the Company or a customer, business partner or supplier (not including routine investments in publicly traded companies) or having an interest in a competitor of the Company . Employees shall disclose to the Chief Financial Officer of the Company : ● any personal interest or financial investment in a customer, business partner, or supplier, including a material interest or investment of a member of the Employee’s family ; ● all outside employment; and ● any other activities or relationships that might appear to reduce their ability to give the Company impartial service . If the Company determines that an Employee’s outside work interferes with performance or the ability to meet the requirements of the Company, as they are modified from time to time, the Employee may be asked to terminate the outside employment if he or she wishes to remain employed by the Company . Members of the Board of Directors of the Company (the " Board ") shall disclose any conflict of interest or potential conflict of interest to the entire Board, as well as any committee of the Board on which they serve . A director who has a material interest in a matter before the Board, or any committee of the Board on which he or she serves, is required to disclose such interest as soon as the member of the Board becomes aware of it . In situations where a director has a 5 material interest in a matter to be considered by the Board or a committee of the Board, such a director should disclose the interest to the Board chair and may be required to abstain from the meeting while discussions and voting with respect to the matter are taking place . (a) Corporate Opportunities The benefit of any business venture, opportunity, or potential opportunity resulting from each Employee’s employment with the Company should not be appropriated for any improper personal advantage . As Employees, a duty is owed to the Company to advance the Company’s legitimate interests when the opportunity to do so arises . (b) Political Activity Employees may, subject to applicable laws, engage in legitimate political activity, as long as it is carried out on their own time and without using the Company’s property . Employees may seek election or other political office but must notify their supervisor to discuss the impact of such involvement on the Employee’s duties . Employees may express their views on public or community issues of importance but it must be clear at all times that the views expressed are those of the individual and not those of the Company . The Company and the Employees must abide by all laws and regulations governing political contributions in every jurisdiction where the Company does business . (c) Acceptance of Gifts Employees should not receive gifts, favors, meals, or entertainment from current or potential Company service providers, suppliers, partners, or customers if these might improperly influence the Employee’s judgment, or even appear to do so . As a general guideline, an Employee may accept infrequent meals or entertainment which are not excessive, and for proper business purposes and not personal purposes, or inexpensive gifts having a value of less than $ 100 so long as they do not create the appearance of impropriety . Loans or gifts of money are never acceptable . In some departments or business units, more restrictive standards concerning gifts, favors, meals, or entertainment may apply . Employees must not accept any gift, favor, meal, or entertainment that violates those standards . 5. SAFE WORK ENVIRONMENT AND ETHICAL RELATIONSHIPS WITH OTHERS Employees should treat their colleagues, the Company’s shareholders, customers, suppliers, competitors, the governments, and the communities in which they operate fairly and respectfully, lawfully and ethically, with honesty and integrity, in a manner consistent with long - term relationships . The Company prohibits abusive or harassing conduct by Employees toward others (including other Employees), such as violence, unwelcome sexual advances, discriminatory comments based on ethnicity, religion or race, inappropriate language, or other non - business, personal comments or conduct that make others uncomfortable in their employment with the Company . The Company encourages and expects Employees to report harassment or other inappropriate conduct as soon as it occurs . The following describes certain specific examples of how the Company and its Employees take steps to ensure a safe work environment and enhance ethical relationships with each other and those with whom we deal . As stated above, this list is not exhaustive . (a) Equal Employment Opportunity The Company’s employment decisions will be based on reasons related to Company’s business, such as job performance, individual skills and talents, and other business - related factors . The Company policy requires adherence to all national, provincial, or other local employment laws . The Company is also committed to providing a work environment that enables all Employees to be recruited, and to pursue their careers, free from any form of unwarranted discrimination and commits to offering equal employment opportunities without regard to any distinctions based on age, gender, sexual orientation, disability, race, religion, citizenship, marital status, family situation, country of origin or other factors, in accordance with the laws and regulations of each country in which it does business . Reference is 6 also made to the Company’s Diversity Policy . (b) Health and Safety The Company is committed to making the work environment safe, secure, and healthy for its Employees and others . The Company expects each Employee to promote a positive working environment for all . Each Employee is expected to consult and comply with all Company rules and public health policies regarding workplace conduct and safety . Each Employee should immediately report any unsafe or hazardous conditions or materials, injuries, and accidents connected with the Company’s business and any activity that compromises Company security to the Employee’s supervisor . Employees must not work under the influence of any substances that would impair the safety of themselves or others . (c) Communications with the Media The Company’s credibility and reputation in the community are vital to its business success . The Company is committed to providing timely, consistent, and credible dissemination of information, consistent with disclosure requirements under applicable securities laws and rules . The goal of the Company’s Disclosure and Insider Trading Policy is to raise awareness of the Company’s approach to disclosure among its Employees, including those authorized to speak on behalf of the Company . (d) Good Ambassadorship All Employees are ambassadors of the Company in both their business and personal lives . While the Company supports the freedom of the individual to pursue a life in his or her way outside of business hours, Employees are encouraged to act in a manner that upholds their good reputation and that of the Company . Employees shall always represent the Company in a professional manner . Neither the reputation nor the image of the Company shall be jeopardized at any time . The behavior of all Employees is seen to reflect that of the Company, so all actions must reflect the policies of the Company . 6. SAFEGUARDING COMPANY INFORMATION AND ASSETS Employees may be provided with equipment, information, credit cards, and access to technology in order to effectively perform their duties . While there are other policies that govern these areas, an overarching expectation is that you will protect and safeguard all Company information and resources and use them as the organization intended . (a) Confidential Information Information is a key asset of the Company . The Company’s information, written or oral, belongs to the Company . Employees shall keep secrets and shall neither disclose to any third party nor use for non - Company purposes any information that the Company has designated as "Confidential" . This applies as well to the confidential information of any other person or entity with which the Company does business . Confidential information includes, without limitation, employee and customer personal information, sales, financial information and strategies, marketing information and strategies, research and development activities . (b) Intellectual Property All work, including but not limited to documents, research work, and business plans, created by employees, agents, representatives, contractors, consultants, or business partners on behalf of the Company is designated as and remains the property of the Company in perpetuity . As an Employee, you will respect the intellectual property of others and will adhere to all laws and contracts relating to intellectual property . You will disclose all intellectual property produced, made, composed, written, or designed during the course of your employment with the Company and which relates to the Company or its business and work with the Company to ensure that rights in that intellectual property are validly assigned to the Company . 7

(c) Electronic Use and Access Telecommunications facilities of the Company such as telephone, cellular phones, intranet, Internet, and email are Company property . The use of these facilities imposes certain responsibilities and obligations on all Employees . Usage must be ethical and honest with a view to the preservation of and due respect for the Company’s intellectual property, security systems, personal privacy, and freedom of others from intimidation, harassment, or unwanted annoyance . Consistent with this approach, you should not : ● Download, distribute or store any software without permission; ● Download, distribute, or store any non - work - related data, music, games, or videos; ● Attempt any unauthorized access of intranet, Internet, email services, or Company information . This includes the distribution of messages anonymously, use of other staff user IDs or using a false identity ; ● Damage, deleting, inserting, or otherwise altering Company information carelessly or with malicious intent; ● Use of the intranet, Internet, or email in a way that could defame, harass or abuse an individual or organization ; ● Create, knowingly access, download, distribute, store, or display any form of offensive, defamatory, discriminatory, malicious or pornographic material ; ● Deliberately propagate any virus, ‘worm’, ‘trojan horse’ or ‘trap - door’ program code; and ● Knowingly disable or overload any computer system or network, or circumvent any system intended to protect the privacy or security of another user . Please do not consider your electronic communication, storage, or access to be private if it is created, accessed, or stored at work using Company assets, including desktop computers, laptops, smartphones, tablets, and other mobile devices . The Company reserves the right to monitor and audit any or all intranet, email, or computing activity performed with Company IT assets, including the use of those assets for personal purposes . Company staff may be called on to explain their use of the intranet, Internet, email, or IT equipment . Misuse of Company IT assets as described may result in restricted access to information technologies, disciplinary action up to and including termination of employment, and reporting to relevant regulatory authorities as required by law . The Company may also turn over Company IT assets to regulatory authorities to assist them in their investigation of unlawful activities . 7. COMMUNICATION OF THIS CODE AND THE NEED TO COMPLY Those who do not comply with the Code, or anyone who knowingly makes a false statement, or a malicious or knowingly false allegation, or provides false information, may be subject to disciplinary action up to and including termination from employment and/or legal action . It is important that all Employees understand the expectations outlined in our Code . New hires will be provided with the Company’s Code in their offer letters, and it will form part of their orientation to the Company Managers/supervisors will review the Code with their staff each year, or earlier if there are changes, to review the principles and reinforce the Company’s expectations . All staff will refresh their understanding each year by completing electronic confirmation that they have read the Code and have had an opportunity to ask questions for clarification . Copies of this Code are made available to all persons bound by it, either directly or by the posting of the Code on the Company intranet site . This Code will also be made available at www . nic - usa . net . 8

8. REPORTING SUSPECTED NON - COMPLIANCE Employees who have information about non - compliant behavior of the Company or of any Employee under this Code, or any governmental laws, rules, or regulations have an obligation to promptly report the violation . Employees may do so orally or in writing and, if preferred, anonymously . Employees have several options for raising concerns . 1. Raise the concerns with the Employee’s immediate supervisor ; or 2. Raise the concerns with the Company's Chief Financial Officer . Information as to suspected improper accounting or auditing matters may also be reported anonymously to any member of the Audit Committee of the Board . Employees are required to come forward with any such information, without regard to the identity or position of the suspected offender . Because failure to report criminal activity can itself be understood to condone the crime, the Company emphasizes the importance of reporting . Failure to report knowledge of wrongdoing may result in disciplinary action against those who fail to report . Employees who report can choose to remain anonymous and will not be required to reveal their identity . The Company will treat the information in a confidential manner and will seek to ensure that no acts of retribution or retaliation will be taken against anyone for making a good - faith report . Retaliation in any form against an Employee who reports a violation of this Code or of law, rule, or regulation, even if the report is mistaken (provided it was made in good faith), or who assists in the investigation of a reported violation, is itself a serious violation of this Code . Retaliation or reprisals can include demotion, suspension, threats, harassment, or other similar conduct . Anyone who engages in retaliation or reprisal against someone who has made a good faith report will be subject to discipline, which may include dismissal . Acts or threats of retaliation should be reported immediately and will be disciplined appropriately . If any Employee believes that he or she has been subjected to such retaliation, the Employee is encouraged to report the situation as soon as possible to one of the people noted above . 9. WAIVERS Waiver of all parts of the Code, such as for potential conflicts of interest, shall be granted only in exceptional circumstances and then only by the Board in writing . Waivers granted to directors or executive officers may only be granted by the Board and shall be publicly disclosed as required by law . 10. REVIEW OF CODE The Corporate Governance and Compensation Committee of the Board shall review and evaluate this Code from time to time as it may determine whether this Code is effective in ensuring that the Company’s business and affairs are conducted with honesty, integrity, and in accordance with high ethical and legal standards and make recommendations to the Board . 11. NO RIGHTS CREATED This Code is a statement of the fundamental principles and key policies and procedures that govern the conduct of the Company’s business . It is not intended to and does not, in any way, constitute an employment contract or an assurance of continued employment or create any rights in any Employee, client, supplier, competitor, shareholder, or any other person or entity . Adopted by the board of directors of Neighpart International, Corp . on January 12 , 2024 9